UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED): July 2, 2012

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number
1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation)
88 E. Broadway Boulevard
Tucson, AZ 85701
(520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation)
88 E. Broadway Boulevard
Tucson, AZ 85701
(520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

As described in item 8.01 below, Tucson Electric Power Company (TEP) filed a rate case application with the Arizona Corporation Commission (ACC) on July 2, 2012. The application and other related materials can be viewed through a link on www.uns.com.

Item 8.01 – Other Events.

TEP 2012 Rate Filing

As previously reported, pursuant to the 2008 Settlement Agreement approved by the ACC, TEP’s non-fuel base rates are frozen through at least December 31, 2012. The 2008 Settlement Agreement also prohibited TEP from submitting an application for new non-fuel base rates before June 30, 2012.

On July 2, 2012, TEP filed a rate request with the ACC. As set forth in the 2008 Settlement Agreement, the parties to the settlement agreed to use their best efforts to have new rates in place no later than 13 months after TEP’s application is filed with the ACC. In accordance with this provision, TEP’s rate application requests that new rates become effective no later than August 1, 2013. The rate application is based on a test year ended December 31, 2011.

The key provisions of TEP’s rate request include:

•	an increase in non-fuel retail base rates of $127.8 million or 15.3% over adjusted test year revenues;

•	an original cost rate base of $1.5 billion, which includes approximately $40 million of post test year adjustments for utility plant that is expected to be in service by December 31, 2012;

•	a fair value rate base of $2.3 billion with a proposed rate of return on fair value rate base of 5.68%; and

•	the following cost of capital and pro forma capital structure:

	Component Cost	% of Pro Forma Capital Structure	Weighted Average Cost
Common Equity	10.75%	46.00%	4.94%
Long-Term Debt	5.18%	54.00%	2.80%

Total		100.00%	7.74%

Other proposals in the rate request include:

Lost Fixed Cost Recovery Mechanism

TEP proposed a lost fixed cost recovery mechanism (LFCR) that would allow TEP to recover non-fuel costs that would otherwise go unrecovered due to lost kilowatt hour sales attributed to: (i) compliance with the ACC’s Energy Efficiency (EE) Standard; and (ii) distributed generation requirements under the ACC’s Renewable Energy Standard and Tariff. The LFCR is not a full decoupling mechanism and is not intended to recover lost fixed costs attributable to weather or economic conditions.

Energy Efficiency Resource Plan

TEP proposed a three-year pilot program that would allow TEP to invest in energy efficiency programs in order to meet the ACC’s EE Standard in the most cost-effective manner. EE investments would be considered regulatory assets and amortized over a four-year period. TEP would earn a return on its investments and recover the return and amortization expense through the existing demand-side management surcharge.

Environmental Compliance Adjustor (ECA)

TEP proposed a new adjustor mechanism designed to recover the costs of complying with environmental standards required by federal or other governmental agencies between rate cases. The ECA surcharge would be adjusted annually to recover the capital carrying costs on environmental projects under construction, and a return on investment, depreciation expense, taxes, and associated operations and maintenance costs for completed projects.

TEP cannot predict the outcome of this proceeding or whether its rate request will be adopted by the ACC in whole or in part.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2012	UNS ENERGY CORPORATION
(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Principal
Financial Officer

Date: July 2, 2012	TUCSON ELECTRIC POWER COMPANY
(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Principal
Financial Officer